Exhibit 99.(C)(9)

Preliminary Draft – Confidential Discussion Materials Regarding Project Thunder February 3, 2022

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Blueknight Energy Partners G.P., LLC, the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview Historical BKEP Price $4.50 Ergon 2nd Proposal: $4.00 $3.64 $3.50 $3.39 Ergon 1st Proposal: $3.32 $3.35 $3.29 $3.18 $2.50 CC Counterproposal (Previous): $2.00 $1.50 Ergon Proposal (Previous): $1.35 $0.50 1/1/19 7/7/19 1/11/20 7/17/20 1/20/21 7/27/21 1/31/22 Historical Price (BKEP) Last 30 Days Last 60 Days Last 6 Months Average Last 12 Months Average Source: FactSet 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions) Stage 2 Growth Projects Overview Sent for board approval Reading, PA Expansion [***] Refined Gasoline and Blend Components ï® Customer interested in expanding logistics, storage and ï® [***] approached Blueknight with refined product logistics products at Reading, PA needs to optimize refineryï,„ Tankage: Provide 800 KBbls of regular gasoline, premium ï® Blueknight to design, build and manage site expansion gasoline, diesel and ethanol blending offloaded by rail/truck; refinery produces excess product during winter ï® Site to include new rail capabilities, 37 KBbl tankage, and and short product during summer; storage allows retail other processing equipment sales during peak seasonï® Process includes two components: rail (track & crossing) and ï,„ Truck/Rail Loadout: Truck loadout and blending for retail facility (terminal assets) market and rail loadout to supply other marketsï® Target location is an existing, partial greenfield site on Strategic Considerations adjacent property (in negotiations with [***] and current ï® Enhances site/asset value and competitiveness with owner) expansion of capabilities and logistics alternativesï® [***] targeting a completion date by December 2022ï® Extends existing contract term by 10 years (12+ years in total) Strategic Considerationsï® First expansion project with [***] for other product needs; ï® Solid customer relationship; will place more value on asset for establishes capabilities outside of asphalt long-term needsï® Strengthens relationship further with high value, investment ï® Opens doors for future partnership with current customer in grade refining customer other areasï® Targeting 10-15 year initial contract term Annual Annual ($MM) 2022 2023 2024 2025 2026 EBITDA ($MM) 2022 2023 2024 2025 2026 EBITDA 12/31/22 12/31/23 12/31/24 12/31/25 12/31/26 Multiple 12/31/22 12/31/23 12/31/24 12/31/25 12/31/26 Multiple Reading, PA Expansion [***] Refined Gasoline and Blend Components Revenue $0.3 $1.3 $1.3 $1.4 $1.4 Revenue $2.1 $8.4 $8.5 $8.7 $8.9 Expense 0.0 0.1 0.1 0.1 0.1 Expense 0.4 1.5 1.5 1.5 1.5 EBITDA $0.3 $1.2 $1.3 $1.3 $1.3 $1.3 EBITDA $1.7 $6.8 $7.0 $7.1 $7.3 $7.3 Growth Capital (9.6) -———- Growth Capital (44.7) -———-Maintenance Capital — (0.0) (0.0) (0.0) (0.0) Maintenance Capital (0.1) (0.3) (0.3) (0.3) (0.3) Unlevered Free Cash Flow ($9.2) $1.2 $1.3 $1.3 $1.3 Unlevered Free Cash Flow ($43.0) $6.6 $6.7 $6.9 $7.1 EBITDA Multiple 9.5x EBITDA Multiple 9.5x Implied Terminal Value $12.6 Implied Terminal Value $69.5 IRR 18% IRR 24% Source: Q3 2021 BKEP Board of Directors presentation 2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions) Stage 2 Growth Projects Overview (Cont’d) Sent for board approval [***] [***] Asphalt Terminals ï® Purchase 220-acre [***], which ï® Opportunity to acquire four asphalt terminal sites includes 335 KBbl asphalt terminal (155 KBbl operational today) currently leased by [***] and other partiesï® Total storage capacity: 893 KBbl storage capacityï® Project development summarized in three phases:ï® Current customers are investment grade refiners: ï,„ Phase 1 (Acquire): Purchase site ($4.3 million), negotiate [***], [***], [***]and [***] long-term contract with customer ï,„ Phase 2 (Restore): Return 180 KBbl asphalt storage ï® Contracted revenue with weighted average remaining length currently idled and add rail ($3 million) of two years (relationship through term 8 years)ï,„ Phase 3 (Expand): In current discussions with customer Strategic Considerations to construct additional storage and production capabilities on existing sites ($7 million) ï® Fits asphalt expansion strategy (possibly other non-asphalt Strategic Considerations products) and opens three new markets (New Mexico, San ï® Expands relationship with high-value, investment grade Francisco and Houston) refining customerï® Two new, investment-grade customers in Valero, ï® Add new asphalt terminal and capabilities to portfolio and [***], which may lead to other potential opportunities provides expansion opportunities (tankage, rail, PMA)ï® Opportunity to pursue Tier lll growth on excess landï® Potential synergy improvements due to high perceived cost ï® Further development (wind, solar, aggregates or other structure at sites industrial opportunities) have not been considered as upside ï® Confidence in customers at largest three out of four sites in the current economics Annual Annual ($MM) 2022 2023 2024 2025 2026 EBITDA ($MM) 2022 2023 2024 2025 2026 EBITDA 12/31/22 12/31/23 12/31/24 12/31/25 12/31/26 Multiple 12/31/22 12/31/23 12/31/24 12/31/25 12/31/26 Multiple [***] [***] Asphalt Terminals Revenue $0.7 $1.1 $1.3 $1.5 $1.7 Revenue $9.0 $9.2 $9.3 $9.4 $9.5 Expense 0.6 0.6 0.6 0.6 0.6 Expense 5.7 5.1 5.2 5.3 5.2 EBITDA $0.1 $0.5 $0.7 $0.9 $1.0 $1.0 EBITDA $3.3 $4.1 $4.1 $4.1 $4.3 $4.3 Growth Capital (4.3) -———- Growth Capital (26.0) -———-Maintenance Capital (0.0) (0.0) (0.0) (0.0) (0.1) Maintenance Capital (0.3) (0.4) (0.4) (0.4) (0.4) Unlevered Free Cash Flow ($4.2) $0.5 $0.6 $0.9 $1.0 Unlevered Free Cash Flow ($23.0) $3.7 $3.7 $3.7 $3.9 EBITDA Multiple 9.5x EBITDA Multiple 9.5x Implied Terminal Value $9.9 Implied Terminal Value $41.0 IRR 33% IRR 26% Source: Q3 2021 BKEP Board of Directors presentation 3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions) Stage 2+ Growth Projects Overview Green text = Potential delay from original timeline [***] Strategic JV [***] – Renewable [***] Strategic JV Partnership – Renewable [***] Diesel and Asphalt Storage Partnership—Asphalt Feedstocks Opportunity [***] ï® interested in ï® [***] Interested in potential JV or ï® Blueknight has three potential ï® [***] nearing ï® In active conversations with potential JV of its asphalt long-term agreement development opportunities at transaction for three [***] on supporting renewable[***] California asphalt sites from network feedstocks for RD refining utilizing 180 acres of [***] various options to help operation available landï® [***] interested in sites current financial position and lack of competitiveness in ï,„ [***] primarily for renewable diesel certain markets (highly ï® Currently 26 sites and 5.5 ï® Supports [***] RD JV proposal expected in blending and marketing with confidential) MMBbls capacity; however, refineries with total capacity 1-2 weeks less interest in asphalt of 1,005 MMGY by 2022 storage likely will not include three ï,„ Bruce Oakley, Inc: sites in CA and storage at ï,„ [***] has been forthcoming ï® Opportunity to aggregate developing 50 acres for ï® Blueknight proposed refineries bulk materials site to purchasing sites from World that new entrants in East feedstocks across network at incorporate into existing and leasing asphalt storage Coast have challenged its various locations with a potential pre-treatment facility grain and fertilizer to one of its customers and margins at certain sites at high demand sites distribution network; [***] repurposing certain storage ï® Allows Marathon to meet Oakley has related and capabilities for [***]’s strategic objectives and move transportation business RD plans in exchange for a ï,„ [***]’s strategy of buying all sites into one entity versus ï® St. Louis currently most providing trucking, barge, long-term contract attractive option with 135 out competitor leases over two ([***] and [***]) and river towing services KBbls of available storage, ï,„ï® Estimate $6-$10 million of years (often in same access to strong demand capital expenditures markets) has led to locally and via Mississippi [***]: significant leverage and ï® river, and excess land to Leasing 12 acres to ï® Blueknight received interest high fixed operating cost Combined footprint should expand over time develop specialty metal in sites from potential drive cost savings and recycling facility; [***] customers structure efficiencies across network would invest up to $20MM ï® [***]receptive to proposal in facility, equipment, and as overall better solution to on-site installation with serve their needs and long-term lease growing interests in California Annual (Illustrative) ($MM) 2022 2023 2024 2025 2026 EBITDA 12/31/22 12/31/23 12/31/24 12/31/25 12/31/26 Multiple Revenue $— $15.2 $15.2 $15.2 $15.2 Stage 2+ projects differ Expense — 6.8 6.8 6.8 6.8 EBITDA $— $8.3 $8.3 $8.3 $8.3 $8.3 in magnitude and timing, Growth Capital — (75.0) -——- but all projects assumed Maintenance Capital — (1.0) (1.0) (1.0) (1.0) at 9x acquisition / capex Unlevered Free Cash Flow $— ($67.7) $7.3 $7.3 $7.3 multiple EBITDA Multiple 9.5x Implied Terminal Value $79.2 IRR 14% Source: Q3 2021 BKEP Board of Directors presentation 4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) BKEP Financial Projections For the Years Ending 2021E 2022E 2023E 2024E 2025E 2026E Adjusted EBITDA $53 $57 $75 $83 $91 $98 Less: Cash Interest Expense (3) (4) (7) (11) (13) (15) Less: Taxes (0) (0) (0) (0) (0) (0) Less: Maintenance Capex (7) (6) (8) (9) (10) (11) Less: Distributions to Preferred¹ (25) (25) (25) (25) (25) (25) Distributable Cash Flow $18 $22 $35 $38 $43 $48 Distributed Cash Flow Common LP Units $7 $11 $21 $23 $26 $29 GP 0 0 0 1 1 2 Distributed Cash Flow $7 $11 $21 $24 $27 $31 % to GP 1.6% 1.6% 1.7% 2.1% 4.2% 6.5% Average Fully Diluted LP Units Outstanding 43 44 44 45 46 47 Distributable Cash Flow per LP Unit $0.41 $0.50 $0.70 $0.73 $0.77 $0.81 Distribution per LP Unit 0.17 0.25 0.47 0.52 0.57 0.63 LP Coverage Ratio 2.42x 2.00x 1.66x 1.63x 1.59x 1.56x Total Coverage Ratio—Common Only 2.40 1.99 1.65 1.61 1.57 1.52 Total Coverage Ratio—Common and Preferred 1.32 1.30 1.30 1.30 1.30 1.29 Distributable Cash Flow Surplus / (Shortfall) $10 $11 $14 $15 $16 $16 Source: BKEP management Note: Common LP distributions include amounts to phantom and restricted units 1. Includes distributions reflective of 1.6% GP interest 5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions) BKEP Financial Projections – Sources and Uses For the Years Ending 2021E 2022E 2023E 2024E 2025E 2026E Sources Distributable Cash Flow Surplus / (Shortfall) $10 $11 $14 $15 $16 $16 Revolver Draw — 71 84 34 24 22 Asset Sales 155 1 -———- Total Sources $166 $83 $98 $49 $40 $38 Uses Capital Expenditures $1 $59 $100 $50 $50 $50 Revolver Repayment 153 -————-Cash to Balance Sheet 0 0 (0) (0) 1 (0) Asset Acquisitions — 26 -———-Other 11 (2) (2) (2) (11) (12) Total Uses $166 $83 $98 $49 $40 $38 Capital Structure BKEP Debt $100 $171 $255 $289 $313 $335 Less: Cash (1) (1) (1) (1) (2) (1) BKEP Net Debt $99 $170 $254 $288 $311 $334 BKEP Net Debt / Adjusted EBITDA 1.87x 2.96x 3.39x 3.45x 3.44x 3.41x Source: BKEP management 6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – BKEP Financial Projections Summary Results For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $57 $75 $83 $91 $98 $98 $98 Less: Tax Depreciation and Amortization¹ (687) (108) (59) (49) (8) (11) EBIT ($630) ($33) $24 $42 $90 $87 Less: Taxes² -—- (1) (2) (7) (32) EBIAT ($630) ($33) $23 $39 $83 $55 Plus: Tax Depreciation and Amortization 687 108 59 49 8 11 Less: Growth Capital Expenditures (59) (100) (50) (50) (0) —Less: Maintenance Capital Expenditures (6) (8) (9) (10) (11) (11) Plus: Asset Sales / (Acquisitions) (25) -————- Unlevered Free Cash Flow ($33) ($33) $23 $28 $80 $55 EBITDA Multiple / Perpetuity Growth Rate 9.5x 2.5% Implied Terminal Value $931 $847 PV of Terminal Value @ 9.0% Discount Rate $605 $575 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 32 Implied Enterprise Value $637 – $607 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Projected Net Debt as of December 31, 2021E (100) Implied Equity Value $247 – $217 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $5.64 – $4.95 Midpoint: $5.30 Source: BKEP management. Excludes company provided last growth capital expenditure investment in 2026 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ and unit counts in millions, except per unit amounts) Potential BKEP Total Consideration Structure At Ergon’s current offer, a potential shift of value from preferred to common provides an uplift of $0.66 per unit Preferred Value Allocation Common Unit Value Implication Current Ergon Preferred Unit Offer $8.460 Current Ergon Common Unit Offer $4.000 Unaffilliated Preferred Units Outstanding 14 Unaffilliated Common Units Outstanding 40 Total Preferred Unit Consideration $115 Total Common Unit Consideration $161 Preferred Unit Reallocated Consideration 27 Proposed Ergon Preferred Unit Offer $6.500 Proposed Total Common Unit Consideration $188 Unaffilliated Preferred Units Outstanding 14 Unaffilliated Common Units Outstanding 40 Total Preferred Unit Consideration $89 Proposed Consideration per Common Unit $4.663 Difference 27 Unaffilliated Common Units Outstanding 40 Increase in Common Unit Offer Price / Unit $0.663 8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Back Pocket Committee Pages, Not For Negotiation

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) BKEP Financial Projections – Base Case with Board Approved Stage 2 Projects For the Years Ending 2021E 2022E 2023E 2024E 2025E 2026E Adjusted EBITDA $53 $53 $56 $58 $60 $62 Less: Cash Interest Expense (3) (3) (3) (4) (3) (3) Less: Taxes (0) (0) (0) (0) (0) (0) Less: Maintenance Capex (7) (6) (6) (6) (6) (7) Less: Distributions to Preferred¹ (25) (25) (25) (25) (25) (25) Distributable Cash Flow $18 $19 $21 $23 $25 $28 Distributed Cash Flow Common LP Units $7 $7 $7 $7 $7 $7 GP 0 0 0 0 0 0 Distributed Cash Flow $7 $7 $7 $7 $7 $8 % to GP 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% Average Fully Diluted LP Units Outstanding 43 44 44 45 46 47 Distributable Cash Flow per LP Unit $0.41 $0.43 $0.47 $0.50 $0.53 $0.57 Distribution per LP Unit 0.16 0.16 0.16 0.16 0.16 0.16 LP Coverage Ratio 2.58x 2.70x 2.99x 3.15x 3.41x 3.67x Total Coverage Ratio—Common Only 2.55 2.67 2.96 3.12 3.37 3.63 Total Coverage Ratio—Common and Preferred 1.34 1.37 1.44 1.48 1.55 1.61 Distributable Cash Flow Surplus / (Shortfall) $11 $12 $14 $16 $18 $20 Source: BKEP management Note: Common LP distributions include amounts to phantom and restricted units 1. Includes distributions reflective of 1.6% GP interest 9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions) BKEP Financial Projections – Sources and Uses – Base Case with Board Approved Stage 2 Projects For the Years Ending 2021E 2022E 2023E 2024E 2025E 2026E Sources Distributable Cash Flow Surplus / (Shortfall) $11 $12 $14 $16 $18 $20 Asset Sales 155 1 -———-Revolver Drawdown — 2 -———- Total Sources $166 $14 $14 $16 $18 $20 Uses Capital Expenditures $1 $14 $0 $0 $0 $0 Revolver Repayment 153 — 15 15 28 31 Cash to Balance Sheet 0 0 (1) 1 0 (1) Other 12 (1) (1) (1) (10) (10) Total Uses $166 $14 $14 $16 $18 $20 Capital Structure BKEP Debt $100 $102 $86 $71 $43 $12 Less: Cash (1) (2) (1) (2) (2) (1) BKEP Net Debt $99 $100 $85 $69 $41 $11 BKEP Net Debt / Adjusted EBITDA 1.87x 1.88x 1.52x 1.19x 0.69x 0.18x Source: BKEP management 10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) Discounted Cash Flow Analysis – Base Case with Board Approved Stage 2 Projects Summary Results For Years Ending December 31, EBITDA Perpetuity 2022E 2023E 2024E 2025E 2026E Multiple Growth Adjusted EBITDA $53 $56 $58 $60 $62 $62 $62 Less: Tax Depreciation and Amortization¹ (577) (7) (7) (6) (4) (7) EBIT ($524) $49 $51 $54 $57 $55 Less: Taxes² — (3) (3) (3) (4) (20) EBIAT ($524) $47 $48 $51 $53 $35 Plus: Tax Depreciation and Amortization 577 7 7 6 4 7 Less: Growth Capital Expenditures (14) (0) (0) (0) (0) —Less: Maintenance Capital Expenditures (6) (6) (6) (6) (7) (7) Plus: Asset Sales / (Acquisitions) 1 -————- Unlevered Free Cash Flow $34 $47 $48 $50 $51 $35 EBITDA Multiple / Perpetuity Growth Rate 9.5x 2.5% Implied Terminal Value $588 $536 PV of Terminal Value @ 9.0% Discount Rate $382 $364 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 183 Implied Enterprise Value $566 – $547 Less: Market Value Preferred Equity as of October 8, 2021³ (291) Less: Projected Net Debt as of December 31, 2021E (100) Implied Equity Value $175 – $157 BKEP LP Units Outstandingâ´ 44 Implied BKEP Unit Value $4.01 – $3.59 Midpoint: $3.80 Source: BKEP management 1. 2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%) 2. Assumes unitholder effective tax rate of 29.6% (80% of 37% tax rate) through 2025E and 37.0% thereafter for Partnerships 3. Includes 1.6% general partner interest 4. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview Peer Group Trading Metrics ($ in millions, except per unit amounts) Price % of 52-Week Equity Enterprise EV / EBITDA Current Net Debt / Partnership 2/1/22 High Value Value 2022E 2023E Dist. Yield 2022E EBITDA Delek Logistics Partners, LP $44.07 85.5% $1,915 $2,812 9.7x 8.2x 8.8% 3.1x Genesis Energy, L.P. 11.68 86.6% 1,432 5,404 9.7 8.3 5.1% 5.2 Global Partners LP 27.67 100.0% 947 2,106 8.3 7.9 8.5% 4.0 Holly Energy Partners, L.P. 19.31 81.5% 2,447 4,243 10.9 9.7 7.3% 4.3 Martin Midstream Partners L.P. 3.02 82.3% 120 668 6.5 6.5 0.7% 5.3 NuStar Energy L.P. 17.45 84.2% 1,953 6,713 9.4 9.2 9.2% 4.8 PBF Logistics LP 13.25 79.3% 828 1,447 6.7 6.5 9.1% 2.9 Sprague Resources LP 17.72 60.2% 465 1,018 NM NM 9.8% NM Sunoco LP 46.70 99.7% 4,659 7,798 9.9 9.5 7.1% 4.0 USD Partners LP 5.90 71.3% 163 333 5.5 5.2 8.2% 2.8 Mean 8.5x 7.9x 7.4% 4.0x Median 9.4 8.2 8.3% 4.0 Blueknight Energy Partners, L.P. (Base) $3.76 88.3% $462¹ $573 10.9x 10.5x 4.5% 2.1x Blueknight Energy Partners, L.P. (Stage 2) 10.0 8.7 1.9 Blueknight Energy Partners, L.P. (Stage 2+) 10.0 7.6 1.9 Source: Public filings and FactSet 1. Includes 1.6% GP Interest, effect of dilutive securities including phantom units and RSUs and market value of preferred equity 12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) Peer Group Trading Analysis – Base Case with Board Approved Stage 2 Projects 2022E Adjusted EBITDA $53 Relevant EBITDA Multiple 9.0x—11.0x Implied Enterprise Value Based on 2022E Adjusted EBITDA $478 - $584 Less: Preferred Equity as of October 08, 2021¹ (291) Less: Projected Net Debt as of December 31, 2021E (100) Implied Equity Value $88—$194 BKEP LP Units Outstanding² 44 Implied BKEP Unit Price Range—2022E Adjusted EBITDA $2.01—$4.44 2023E Adjusted EBITDA $56 Relevant EBITDA Multiple 7.5x 9.5x Implied Enterprise Value Based on 2023E Adjusted EBITDA $421 - $533 Less: Preferred Equity as of October 08, 2021¹ (291) Less: Projected Net Debt as of December 31, 2021E (100) Implied Equity Value $30 - $142 BKEP LP Units Outstanding² 44 Implied BKEP Unit Price Range—2023E Adjusted EBITDA $0.69—$3.25 Source: BKEP management 1. Includes 1.6% general partner interest 2. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 13

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview Precedent M&A Transaction Analysis Precedent Transactions – Selected Buy-In / Merger / Take-Private Transactions Transaction Transaction Date Value Value / Announced Acquiror / Target (Seller) ($MM) EBITDA 12 / 2021 BP / BP Midstream Partners LP $1,927 9.1x 10 / 2021 Phillips 66 / Phillips 66 Partners 14,617 10.1 09 / 2021 Enbridge, Inc / Moda Midstream 3,000 8.0 03 / 2021 Chevron Corporation / Noble Midstream Partners LP 3,011 7.6 02 / 2021 Energy Transfer / Enable Midstream 7,200 11.2 12 / 2020 TC Energy Corporation / TC PipeLines, LP 4,333 10.0 07 / 2020 CNX Resources / CNX Midstream 728 6.4 02 / 2020 Equitrans Midstream Corporation / EQM Midstream Partners, LP 1,762 8.3 09 / 2019 Energy Transfer Partners LP / SemGroup Corporation 4,978 9.0 08 / 2019 Blackstone Infrastructure Partners, GIC, Enagas, USS and NPS / 56% Interest in Tallgrass Energy, LP 9,751 11.4 05 / 2019 IFM Investors / Buckeye Partners, L.P. 10,300 11.7 05 / 2019 MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP) 14,000 11.7 11 / 2018 Western Gas Equity Partners, LP / Western Gas Partners, LP 4,836 8.3 10 / 2018 EnLink Midstream, LLC / EnLink Midstream Partners, LP 8,781 12.1 10 / 2018 Valero Energy Corporation / Valero Energy Partners LP 950 8.7 10 / 2018 Antero Midstream GP LP / Antero Midstream Partners LP 6,075 10.4 09 / 2018 Dominion Energy Inc. / Remaining 39.1% interest in Dominion Midstream Partners LP 1,198 9.5 08 / 2018 Energy Transfer Equity LP / Remaining 97.36% interest in Energy Transfer Partners LP 26,546 9.5 07 / 2018 ArcLight Capital Partners / TransMontaigne Partners LP 1,260 9.2 05 / 2018 Enbridge Inc. / Spectra Energy Partners, LP 4,685 11.3 05 / 2018 Enbridge Inc. / Enbridge Energy Partners, LP 17,770 11.2 05 / 2018 Williams Companies / Williams Partners LP 57,646 12.8 Min 6.4x Median 9.8 Mean 9.9 Max 12.8 Source: Public filings, press releases, Enverus 14

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Preliminary Draft – Confidential Blueknight Energy Partners Overview ($ in millions, except per unit amounts) Precedent M&A Transaction Analysis – Base Case with Board Approved Stage 2 Projects 2022E Adjusted EBITDA $53 Relevant EBITDA Multiple 9.0x—11.0x Implied Enterprise Value Based on 2022E Adjusted EBITDA $478 - $584 Less: Preferred Equity as of October 08, 2021¹ (291) Less: Projected Net Debt as of December 31, 2021E (100) Implied Equity Value $88—$194 BKEP LP Units Outstanding² 44 Implied BKEP Unit Price Range—2022E Adjusted EBITDA $2.01—$4.44 Source: BKEP management 1. Includes 1.6% general partner interest 2. Includes 1.6% general partner interest and effect of dilutive securities including phantom units and RSUs 15

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.